Exhibit 10.23
FORM OF
BOOZ ALLEN HAMILTON HOLDING CORPORATION
DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT
     This INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of this ___ day of ____________, 20__, by and between Booz Allen Hamilton Holding Corporation, a Delaware corporation (the “Company”), and ___________________ (“Indemnitee”).
RECITALS:
     The Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting corporate directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as directors and officers of the Company and to indemnify its directors and officers so as to provide them with the maximum protection permitted by law.
     The Company and Indemnitee, intending to be legally bound, hereby agree as follows:
     1. INDEMNIFICATION.
     (a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee was or is a party to or witness in or is threatened to be made a party to or witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges in connection therewith, and if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

     (b) Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party to or witness in or is threatened to be made a party to or witness in to any threatened, pending or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company, or any subsidiary of the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit is or was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall deem proper.
     (c) Successful Defense. To the extent Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1(a) or (b) hereof, Indemnitee shall be indemnified against expenses (including attorney fees) actually incurred by Indemnitee in connection therewith.
     2. EXPENSES; INDEMNIFICATION PROCEDURE.
     (a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in Section 1(a) or (b) hereof (but not amounts actually paid in settlement of any such action or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company, accompanied by such supporting documentation as may be reasonably requested by the Company.
     (b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement, provided that any failure or delay in giving such notice shall not relieve the Company of its obligations under this Agreement unless and to the extent that (i) none of the Company and its subsidiaries are party to or aware of such Proceeding and (ii) the Company is materially prejudiced by such failure. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.
     (c) Procedure. Subject to Section 2(d) hereof, any indemnification provided for in Section 1 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee made following final disposition of the action or proceeding to which such indemnification relates. Subject to Section 2(d) hereof, if a claim by Indemnitee under this Agreement, under any statute, or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 14 hereof, Indemnitee shall also be entitled to be paid for the expenses (including reasonable attorneys’ fees) of bringing such action.
     (d) Determination of Right to Entitlement.
          (i) In the event that Indemnitee incurs liability for any fines, judgments, liabilities, penalties or amounts paid in settlement, and indemnification is sought under this Agreement, the Company shall pay (or provide for payment if so required by the terms of any judgment or settlement) such amounts within forty-five (45) days of Indemnitee’s written request therefor unless a determination is made within such forty-five (45) days that the claims giving rise to such request are excluded or indemnification is otherwise not due under this Agreement. Such determination, and any determination required by applicable law as to whether Indemnitee has met the standard of conduct required to qualify and entitle Indemnitee, partially or fully, to indemnification under Section 2 of this Agreement, shall be made as follows:
     (A) If no change in control has occurred, (w) by a majority vote of the directors of the Company who are not parties to such action, suit or proceeding even though less than a quorum, with the advice of independent legal counsel, or (x) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, with the advice of independent legal counsel, or (y) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Company and Indemnitee.
     (B) If a change in control has occurred, by independent legal counsel in a written opinion to the Company and Indemnitee.
The term “independent legal counsel” shall mean for this purpose an attorney or firm of attorneys experienced in matters of corporation law that is not now nor has within the previous three years been retained to represent Indemnitee, the Company or any other party to the proceeding giving rise to the claim for indemnification hereunder; provided that “independent legal counsel” shall not include any person who under applicable standards of professional conduct would have a conflict of interest in representing Indemnitee or the Company in an action to determine Indemnitee’s rights under this Agreement. The term “change of control” shall mean for this purpose, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries acting in such capacity, or (B) an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than thirty-five percent (35%) of the total voting power represented by the Company’s then outstanding voting securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Company and any new director whose election by the board of directors of the Company or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty-five percent (65%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of its assets, or (v) the Company shall file or have filed against it, and such filing shall not be dismissed, any bankruptcy, insolvency or dissolution proceedings, or a trustee, administrator or creditors committee shall be appointed to manage or supervise the affairs of the Company.
          (ii) The Company shall be bound by and shall have no right to challenge a determination made as provided above in favor of Indemnitee. Indemnitee may within forty-five (45) days after a determination adverse to Indemnitee has been made as provided above, or if no determination has been made within forty-five (45) days of Indemnitee’s written request for payment, petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction, or may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, which award shall be deemed final, unappealable and binding, to determine whether Indemnitee is entitled to indemnification under this Agreement, and such court or arbitrator, as the case may be, shall thereupon have the exclusive authority to make such determination unless and until such court or arbitrator dismisses or otherwise terminates such action without having made a determination. The court or arbitrator, as the case may be, shall make an independent determination of entitlement in accordance with Section 2(e) below, irrespective of any prior determination made by the Board of Directors, independent legal counsel or stockholders. All fees and expenses of any arbitrator pursuant to this provision shall be paid by the Company.

     (e) Presumptions; Burden and Standard of Proof. In connection with any determination, or any review of any determination, by any person, including a court:
          (i) It shall be a presumption that a determination is not required to be made under Section 2(d) hereof.
          (ii) It shall be a presumption that Indemnitee has met the applicable standard of conduct and that indemnification of Indemnitee is proper in the circumstances.
          (iii) The burden of proof shall be on the Company to overcome the presumptions set forth in the preceding clauses (i) and (ii), and each such presumption shall only be overcome if the Company establishes that there is no reasonable basis to support it.
          (iv) The termination of any proceeding by judgment, order, finding, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that indemnification is not proper or that Indemnitee did not meet the applicable standard of conduct or that a court has determined that indemnification is not permitted by this Agreement or otherwise.
          (v) Neither the failure of any person or persons to have made a determination nor an adverse determination by any person or persons shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee did not meet the applicable standard of conduct, and any proceeding commenced by Indemnitee pursuant to Section 2(d) shall be de novo with respect to all determinations of fact and law.
     (f) Selection of Counsel. In the event the Company shall be obligated under Section 2(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his own counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.
     (g) Settlement. The Company will not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee unless such settlement solely involves the payment of money by persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters. The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which shall not be unreasonably withheld.
     3. ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.
     (a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by the Delaware General Corporation Law (other than Section 145(f) thereof or any successor non-exclusivity provision), notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and the Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.
     (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the Delaware General Corporation Law, any other applicable law or any liability insurance policy, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office, provided that to the extent that Indemnitee is entitled to be indemnified by the Company under this Agreement and by any shareholder of the Company or any affiliate of any such shareholder under any other agreement or instrument, the obligations of the Company hereunder shall be primary, and the obligations of such shareholder or affiliate] secondary, and the Company shall not be entitled to contribution or indemnification from or subrogation against such shareholder or affiliate. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding.
     4. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses (including attorneys’ fees), losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges in connection therewith, and if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually incurred by Indemnitee in connection with an action, suit or proceeding described in Section 1(a), but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), losses, liabilities, judgments, fines, penalties and amounts paid in settlement to which Indemnitee is entitled.
     5. MUTUAL ACKNOWLEDGMENT. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.
     6. SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 6. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.
     7. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
     (a) Excluded Acts. To indemnify Indemnitee for any acts or omissions or transactions from which a director may not be relieved of liability under the Delaware General Corporation Law; or
     (b) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification as provided in Section 14 hereto, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or
     (c) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, to the extent that a court of competent jurisdiction determines that the material assertions made by Indemnitee in such proceeding were not made in good faith or were frivolous; or

     (d) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Company or its affiliates.
     (e) Claims Under Section 16(b). To indemnify Indemnitee in any proceeding with respect to which final judgment is rendered against Indemnitee for a payment or the accounting of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.
     8. EFFECTIVENESS OF AGREEMENT. To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for in the Delaware General Corporation Law, such provisions shall not be effective unless and until the Company’s Certificate of Incorporation authorizes such additional rights of indemnification. In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page hereof and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.
     9. AGREEMENT TO SERVE. Indemnitee agrees or has agreed to serve as a director of the Company or one or more of its subsidiaries and in such other capacities as Indemnitee may serve at the request of the Company from time to time, and by its execution of this Agreement the Company confirms its request that Indemnitee serve as a director and in such other capacities. Indemnitee shall be entitled to resign or otherwise terminate such service with immediate effect at any time, and neither such resignation or termination nor the length of such service shall affect Indemnitee’s rights under this Agreement. This Agreement shall not constitute an employment agreement, supersede any employment agreement to which Indemnitee is a party or create any right of Indemnitee to continued employment or appointment.
     10. DIRECTORS AND OFFICERS LIABILITY INSURANCE.
     (a) Maintenance of Insurance. So long as the Company or any of its subsidiaries maintains liability insurance for any directors, officers, employees or agents of any such person, the Company shall ensure that Indemnitee is covered by such insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and its subsidiaries’ then current directors and officers. If at any date (i) such insurance ceases to cover acts and omissions occurring during all or any part of the period of Indemnitee’s service as director or (ii) neither the Company nor any of its subsidiaries maintains any such insurance, the Company shall ensure that Indemnitee is covered, with respect to acts and omissions prior to such date, for at least six years (or such shorter period as is available on commercially reasonable terms) from such date, by other directors and officers liability insurance, in amounts and on terms (including the portion of the period of Indemnitee’s service as director covered) no less favorable to Indemnitee than the amounts and terms of the liability insurance maintained by the Company on the date hereof.
     (b) Notice to Insurers. Upon receipt of notice of a proceeding pursuant to Section 2(b), the Company shall give or cause to be given prompt notice of such proceeding to all insurers providing liability insurance in accordance with the procedures set forth in all applicable or potentially applicable policies. The Company shall thereafter take all necessary action to cause such insurers to pay all amounts payable in accordance with the terms of such policies.
     11. CONSTRUCTION OF CERTAIN PHRASES.
     (a) Company. For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
     (b) Other Enterprise, etc. For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.
     12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.
     13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns, including without limitation any acquiror of all or substantially all of the Company’s assets or business, any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) that acquires beneficial ownership of securities of the Company representing more than thirty-five percent (35%) of the total voting power represented by the Company’s then outstanding voting securities and any survivor of any merger or consolidation to which the Company is party, and shall inure to the benefit of the Indemnitee and shall inure to the benefit of Indemnitee and Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators and assigns. The Company shall require and cause any such successor, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement as if it were named as the Company herein, and the Company shall not permit any such purchase of assets or business, acquisition of securities or merger or consolidation to occur until such written agreement has been executed and delivered. No such assumption and agreement shall relieve the Company of any of its obligations hereunder, and this Agreement shall not otherwise be assignable by the Company.
     14. ATTORNEYS’ FEES. In the event that any action is instituted by Indemnitee or the Company or any of its subsidiaries to enforce or interpret any of the terms of this Agreement or any rights of Indemnitee to indemnification or advancement of expenses (or related obligations of Indemnitee) under the Company’s or any such subsidiary’s certificate of incorporation or bylaws, any other agreement to which Indemnitee and the Company or any of its subsidiaries are a party, any vote of stockholders or directors of the Company or any of its subsidiaries, the DGCL, any other applicable law or any liability insurance policy, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, whether or not Indemnitee is successful in such action, except to the extent that, as a part of such action, the court of competent jurisdiction determines that the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous.
     15. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) (b) if given by overnight courier or personal delivery, on the date of receipt or (ii) if sent by telecopier (with receipt confirmed), on the date of such receipt. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice and in the case of notices to the Company shall be marked for the attention of the General Counsel.
     16. CONSENT TO JURISDICTION. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in the Court of Chancery of the State of Delaware (or, in the case of any claim as to which the federal courts have exclusive subject matter jurisdiction, the federal court of the United States of America sitting in the State of Delaware), and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts.

     17. CHOICE OF LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware, without regard to the conflict of law principles thereof.
     18. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute such documents and do such acts as the Company may reasonably request to secure such rights and to enable the Company effectively to bring suit to enforce such rights, provided that the Company shall not be subrogated to any claim of Indemnitee for indemnification from any shareholder of the Company or any affiliate of any such shareholder.
     19. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.
      20. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any of its subsidiaries against Indemnitee or Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators or assigns after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period, provided that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.
     21. NON-CIRCUMVENTION. The Company shall not seek or agree to any order of any court or other governmental authority that would prohibit or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting or otherwise interfering, with the performance of the Company’s indemnification, advancement or other obligations under this Agreement.
     21. INTEGRATION AND ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, provided that the provisions hereof shall not supersede the provisions of the Company’s certificate of incorporation, bylaws or other organizational agreement or instrument, any other agreement, any vote of stockholders or directors, the DGCL or other applicable law, to the extent any such provisions shall be more favorable to Indemnitee than the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Booz Allen Hamilton Holding Corporation
By:
Name:
Title:

AGREED TO AND ACCEPTED:
INDEMNITEE:

Name:
Address: